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                                 EXHIBIT g.(iv)

                     Letter Amendment to Custodian Agreement
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                           HARTFORD SERIES FUND, INC.


December 26, 2000


State Street Bank and Trust Company
801 Pennsylvania Ave.
Kansas City, MO 64105

Re:      HARTFORD SERIES FUND, INC.

Ladies and Gentlemen:

This is to advise you that Hartford Series Fund, Inc. (the "Fund") has established three new series of shares to be known as Hartford Global Communications HLS Fund, Hartford Global Financial Services HLS Fund and Hartford Growth HLS Fund, respectively. In accordance with the Additional Funds provision of Section 17 of the Custodian Contract dated as of June 1, 1998 by and between the Fund and State Street Bank and Trust Company, the Fund hereby requests that your bank act as Custodian for the aforementioned series under the terms of the aforementioned contract.

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

                                     HARTFORD SERIES FUND, INC.
                                     on behalf of:
                                     Hartford Global Communications HLS Fund
                                     Hartford Global Financial Services HLS Fund
                                     Hartford Growth HLS Fund

                                     By:      /s/ David M. Znamierowski
                                              ----------------------------------
                                     Name:    David M. Znamierowski
                                              ----------------------------------
                                     Title:   President, Duly Authorized
                                              ----------------------------------
Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY


By:        /s/ Kenneth A. Bergeron
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Name:    Kenneth A. Bergeron
         -----------------------------------
Title:   Sr. V.P., Duly Authorized
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Effective Date:  Oct. 25, 2000
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